UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported): May 29, 2007
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Warrant to Purchase Common Stock
Loan Agreement
Investor Rights Agreement
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
On May 29, 2007, Lime Energy Co. (“Lime Energy” or the “Company”) entered into a Loan Agreement with Mr. Richard Kiphart, the Company’s Chairman and largest individual stockholder, under which Mr. Kiphart agreed to lend the Company $3 million in the form of a three-year convertible term loan. The term loan will mature on May 31, 2010, although it may be prepaid at anytime after May 31, 2008 at the Company’s option without penalty and will accrue interest at the rate of 10% per year. Interest will be payable quarterly, 50% in cash and 50% in shares of the Company’s common stock valued at the market price of the Company’s common stock on the dividend due date. The term note is convertible at any time at Mr. Kiphart’s election at $1.00 per share and any time after May 31, 2008 will automatically convert to shares of common stock at $1.00 per share if the closing price of the Company’s common stock exceeds $1.50 per share for 20 days in any consecutive 30-day period. The loan is secured by all of the Company’s assets, but is subordinated to all of the Company’s current or future senior lenders, including its current mortgage lender. The Loan Agreement provides for acceleration upon the occurrence of typical events of default, including nonpayment, nonperformance, bankruptcy and collateral impairment.
As part of the transaction, the Company issued Mr. Kiphart a four-year warrant to purchase 865,385 shares of its common stock at $1.04 per share. The shares issued as part of the quarterly interest payments and issuable upon conversion of the term loan or exercise of the warrant will not be registered for resale, though the Company has given Mr. Kiphart the right to demand the Company file a registration statement to register a minimum of 1 million these shares after they have been issued pursuant to an Investor Rights Agreement dated May 29, 2007.
The description of the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Loan Agreement, the Investor Rights Agreement and the Warrant, copies of which are attached as exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.
The Company issued a press release announcing the transaction, a copy of which is attached as exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Form 8-K is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
As described in more detail in Item 1.01 above, on May 29, 2007, the Company announced that it had entered into a Loan Agreement and an Investor Rights Agreement with Richard P. Kiphart, the Company’s Chairman and largest individual stockholder. Pursuant to these agreements, interest will be payable quarterly 50% in shares of the Company’s common stock, and the term note is convertible into common stock of the Company for $1.00 per share at any time at Mr. Kiphart’s election. In addition, as part of the transaction, the Company issued Mr. Kiphart a four-year warrant to purchase 865,385 shares of its common stock at $1.04 per share.
Mr. Kiphart is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer and sale of the securities described above were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the the Act, and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to this sale of equity securities, and Mr. Kiphart provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the share and warrant certificates that have been or will be issued.

Additional information regarding the transaction is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
4.1	Warrant to Purchase Common Stock dated May 29, 2007

10.1	Loan Agreement between the Company and Richard P. Kiphart dated May 29, 2007

10.2	Investor Rights Agreement between the Company and Richard P. Kiphart dated May 29, 2007

99.1	Press release of Lime Energy Co. dated May 29, 2007

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: May 29, 2007	By:	/s/ Jeffrey Mistarz

Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock dated May 29, 2007

10.1	Loan Agreement between the Company and Richard P. Kiphart dated May 29, 2007

10.2	Investor Rights Agreement between the Company and Richard P. Kiphart dated May 29, 2007

99.1	Press release of Lime Energy Co. dated May 29, 2007